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                                                                  Exhibit 99.14


                              CONTACT:  Mark Lipscomb
                                        Vice President, Corporate Communications
                                        American Pad & Paper Co.
                                        (972) 733-5415
FOR IMMEDIATE RELEASE
                                        Robert P. Jones/Theresa Schillero
                                        Leslie Feldman/Eileen King - Press
                                        (212) 850-5600
                                        Ken Pieper
                                        (972) 663-9390
                                        Morgen-Walke Associates

AMERICAN PAD & PAPER ANNOUNCES RESIGNATION OF
CHIEF OPERATING OFFICER

         DALLAS, TEXAS, OCTOBER 14, 1998, -- AMERICAN PAD & PAPER COMPANY (NYSE:AGP) TODAY ANNOUNCED THAT TIMOTHY E. NEEDHAM, PRESIDENT AND CHIEF OPERATING OFFICER, HAS RESIGNED TO PURSUE OTHER BUSINESS OPPORTUNITIES.

         MR. NEEDHAM WILL FINALIZE HIS DUTIES ON OCTOBER 30, 1998. MR. NEEDHAM, A 26-YEAR INDUSTRY EXECUTIVE, JOINED AMERICAN PAD & PAPER IN OCTOBER 1995 UPON THE ACQUISITION OF THE COMPANY'S WILLIAMHOUSE DIVISION. MR. NEEDHAM WILL CONTINUE TO SERVE AS A CONSULTANT TO THE COMPANY FOR A PERIOD OF TIME.

         "WE APPRECIATE TIM'S HARD WORK AND DEDICATION OVER THE YEARS AND THE SIGNIFICANT CONTRIBUTIONS HE HAS MADE TO THE COMPANY," SAID JAMES W. SWENT III, CHIEF EXECUTIVE OFFICER OF AMERICAN PAD & PAPER, "AND WE WISH HIM WELL IN HIS FUTURE ENDEAVORS." SWENT ADDED, "AS WE MOVE FORWARD THE AMPAD & WILLIAMHOUSE DIVISIONS WILL NOW REPORT DIRECTLY TO ME."

         "I LEAVE WITH THE CONFIDENCE THAT THE COMPANY IS SOLIDLY ON TRACK TO REASSERT ITS LEADERSHIP IN OUR INDUSTRY AND THAT THE CURRENT MANAGEMENT TEAM IS WELL EQUIPPED TO GET THE JOB DONE," SAID MR.
NEEDHAM.

         AMERICAN PAD & PAPER COMPANY IS A LEADING MANUFACTURER AND MARKETER OF PAPER-BASED OFFICE PRODUCTS IN NORTH AMERICA. THE COMPANY MANUFACTURES AND DISTRIBUTES WRITING PADS, FILE FOLDERS, MACHINE PAPERS, ENVELOPES AND OTHER OFFICE PRODUCTS. NAME BRANDS INCLUDE AMPAD, CENTURY, EMBASSY, GOLD FIBRE, HUXLEY, KAROLTON, KENT, PEEL & SEEL, SCM, WILLIAMHOUSE AND WORLD FIBRE.

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